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                                                                    Exhibit 21.1

                           NEWCASTLE INVESTMENT CORP.

                                  SUBSIDIARIES

Fortress Realty Holdings Inc. (Ontario)
Commercial Asset Holdings LLC (Delaware)
Fortress CBO Investments I Corp. (Delaware)
Fortress CBO Holdings I Inc. (Delaware)
Newcastle CDO I Corp. (Delaware)
Fortress CBO Investments I, Ltd. (Cayman Islands)
Newcastle CDO I, Ltd. (Cayman Islands)
Fortress Asset Trust (Delaware)
LIV Holdings LLC (Delaware)
Monterrey Belgium S.A. (Belgium)
Monterrey B.V. (Netherlands)
Karl S.A. (Belgium)
Steinhage B.V. (Netherlands)
Beta Invest s.p.r.l. (Belgium)
Alpha Invest s.p.r.l. (Belgium)
Seminole s.p.r.l. (Belgium)
Melodicum s.p.r.l. (Belgium)
Polytrophus s.p.r.l. (Belgium)
Centrum Invest s.p.r.l. (Belgium)
Trealen s.p.r.l. (Belgium)
Fortress Finance (Belgium) s.p.r.l. (Belgium)
NIC Holdings I LLC (Delaware)
Newcastle CDO Holdings LLC (Delaware)
Impac Commercial Holdings, Inc.
Impac Commercial Assets Corporation (California)
Impac Commercial Capital Corporation (California)
Newcastle CDO II Holdings LLC (Delaware)
Newcastle CDO II, Ltd. (Cayman Islands)
Newcastle CDO II Corp. (Delaware)
NIC TRS Holdings, Inc. (Delaware)